Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109572) of STMicroelectronics N.V. of our report dated March 16, 2016, except with respect to our opinion on the consolidated financial statements as it relates to the segments restatement as described in Notes 8, and 26, for which the date is March 3, 2017, relating to the financial statements, and financial statement schedule, which appears in this Form 20-F.

PricewaterhouseCoopers SA

/s/ Mike Foley	/s/ Claudia Benz
Mike Foley	Claudia Benz

Geneva, Switzerland

March 3, 2017